Exhibit 23.2

10 Anson Road #26-03,
International Plaza, Singapore 079903
admin@edstonglobal.com
www.edstonglobal.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-291960) and the Registration Statement on Form F-3 (File Nos. 333-294373 and 333-295457) of our report dated November 5, 2026 relating to the consolidated financial statements of Wetour Robotics Limited (formerly known as Webus International Limited), appearing in the Annual Report on its Form 20-F as of and for the year ended June 30, 2026.

/s/ Edston Global PAC

Edston Global PAC

Singapore

November 5, 2026